EXHIBIT 10.1

EXECUTION COPY

JPMorgan Chase Bank N.A, London Branch

and

The Bank of New York Mellon

CUSTODIAN AGREEMENT

EXECUTION COPY

THIS AGREEMENT is made on July 01, 2010

BETWEEN

(1)	JPMorgan Chase Bank N.A, London Branch, a company incorporated with limited liability as a National Banking Association, whose principal London office is at 125 London Wall, London EC2Y 5AJ (“we” or “us”); and

(2)

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York, whose principal place of business is at 101 Barclay Street, New York, New York 10286, United States of America, in its capacity as trustee of the iShares® COMEX® Gold Trust (“Trust”) (in such capacity “you”).

INTRODUCTION

We have agreed to open and maintain for you the Account (as defined below) and to provide other services to you in connection with the Account. This agreement sets out the terms under which we will provide those services to you and the arrangements which will apply in connection with those services.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1	Definitions: In this Agreement:

“Account” means the account constituted by the Allocated Account and the Unallocated Account.

“Account Balance” means, in relation to the Account, all your rights to and interest in the balance from time to time on that Account.

“Allocated Account” means the sub-account maintained by us in your name recording the amount of Bullion received and held by us for you on an allocated basis.

“Availability Date” means the Business Day on which you wish to transfer or deliver Gold to us for deposit into the Account.

“BNYM” means Bank of New York Mellon, a banking corporation organized under the laws of the State of New York.

“Bullion” means any Gold held by us or any Sub-Custodian in the Allocated Account from time to time.

“Business Day” means a Custodian Day (as defined in the Procedures).

“COMEX” means the designated contract market on gold futures contracts operated by Commodity Exchange, Inc., a subsidiary of New York Mercantile Exchange, Inc.

“COMEX Gold” means gold that would be eligible for delivery in settlement of a COMEX gold futures contract in accordance with COMEX Rules.

“COMEX Rules” means the rules of the COMEX applicable to trading, delivery specifications, and settlement of gold futures contracts.

“Customs” means HM Revenue and Customs.

“eBTS” or “Website” means the electronic Bullion Transfer System website developed by us.

“Fees” means the fees and charges referred to in clause 10.1 of this Agreement.

“Gold” means COMEX Gold or LBMA Gold.

“LBMA” means the London Bullion Market Association or its successors.

“LBMA Gold” means gold that meets the requirements of “good delivery” under the rules of the LBMA.

“HMRC Agreement” means the agreement between Customs and the LBMA in relation to supplies of bullion (as set out in Section 1 of Customs’ Notice 700/57/04— Administrative agreements entered into with trade bodies).

“Procedures” means the document entitled “ iShares® COMEX® Gold Trust Creation and Redemption Procedures” attached as Schedule 1 (as amended from time to time).

“Rules” means the rules, regulations, practices and customs of the LBMA or COMEX, as applicable, the Bank of England and such other regulatory authority or other body as shall affect the activities contemplated by this Agreement.

“Sub-Custodian” means a sub-custodian, agent or depository (including an entity within our corporate group) appointed by us to perform any of our duties under this Agreement including the custody and safekeeping of Bullion.

“Unallocated Account” means the sub-account maintained by us in your name recording the amount of Gold which either we or you, as the case may be, have a right to call upon the other party to deliver to it.

“VAT” means value added tax as imposed by the VATA (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

“VAT Group” means a group for the purposes of the VAT Grouping Legislation.

“VAT Grouping Legislation” means:

(a)	sections 43 to 43D (inclusive) of VATA; and

(b)	the Value Added Tax (Groups: eligibility) Order 2004 (SI 2004/1931).

“VATA” means the Value Added Tax Act 1994.

“Vault Location” means our vault premises in London, New York or Toronto, as applicable.

“Withdrawal Date” means the Business Day on which you wish to withdraw Gold from the Account.

1.2	Headings: The headings in this Agreement do not affect its interpretation.

1.3	Singular and plural: References to the singular include the plural and vice versa.

1.4	VAT Groups: References to any right, entitlement or obligation of any person under the laws in relation to VAT shall (where appropriate and unless the context otherwise requires) be construed, at any time when such person is treated as a member of a VAT Group, to include a reference to the right, entitlement or obligation under such laws of the representative member of such VAT Group at such time.

2.	ACCOUNT

2.1	Opening Account: We shall open and maintain the Account. The Account shall comprise:

(a)	an Allocated Account in respect of Gold which you ask us to hold for you on an allocated basis; and

(b)	an Unallocated Account in respect of Gold which you ask us to hold for you on an unallocated basis,

which together shall be treated as a single account for all purposes of this Agreement unless the context requires otherwise.

2.2	Deposits and withdrawals: The balance of your Account shall reflect the combined balance on your Allocated Account and Unallocated Account. The balance of the Allocated Account shall reflect the amount of Bullion. The balance of the Unallocated Account shall reflect your or our entitlement to delivery of an amount of Gold from the other party, in each case equal to the amount of deposits less withdrawals of Gold made by you pursuant to the terms of this Agreement in relation to the Unallocated Account.

2.3	Denomination of Account: The Account shall be denominated in troy ounces of Gold.

2.4	Delivery, Receipt and Maintenance of Gold: We will receive, hold, release and deliver Gold from the Account only in accordance with this Agreement and the Procedures. In the event of a conflict between the terms of this Agreement and those of the Procedures, the Procedures shall prevail; provided, however, that any amendment to the Procedures after the date of this Agreement which modifies the scope of our duties or liabilities shall only be binding upon us to the extent that it has been adopted by you and the Sponsor with our prior written consent (which consent will not be unreasonably withheld or delayed).

2.5

Reports: We will provide reports to you relating to deposits into and withdrawals from the Account and the Account Balance in such form and with such frequency (but not less than monthly) as may be agreed between you and us including the reports specified in sub-clauses (a) and (b) below. We will notify you by telex, SWIFT or fax on each day there is activity in an account of the balance in the account on such day and of any instruction to which we were unable to give effect. Such reports will also be available to you daily by means of eBTS, however the paper record will prevail.

(a)	For each Business Day, not later than 9:00 a.m., New York time on the following Business Day, we will transmit to you information showing the movement of Gold into and out of the Account, identifying separately each transaction and any substitution of Gold made under clause 2.7.

(b)	We will supply to you at least monthly, within ten Business Days following the end of each calendar month a written statement which:

(i)	lists all property held in the Account including a weight list for the Gold in the Allocated Account containing information sufficient to uniquely identify each bar of Gold;

(ii)	identifies the entity having physical possession of each bar; and

(iii)	details all transactions involving the Account, including daily balances held in the Unallocated Account and all transfers to or from the Account or any account with a Sub-Custodian containing Gold held for your benefit and any substitutions or relocations of Gold held in the Account.

(c)	We will maintain a secure website, whereby you shall gain access to the list of all bars of Gold in the Account, which list shall be updated at least weekly and include the following information for each bar of Gold:

(i)	relevant Vault Location;

(ii)	gross weight;

(iii)	fineness;

(iv)	serial identification number;

(v)	size;

(vi)	fine ounces; and

(vii)	applicable refinery name.

Such reports shall also include any other information that you may reasonably request. We will provide additional weight lists to you upon your request.

2.6	Reversal of entries: We at all times reserve the right to reverse any provisional or erroneous entries to the Account with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made.

2.7	Substitution of Gold: With your prior approval (in consultation with the Sponsor), we may substitute other Gold for Bullion, provided that there is no change in the total number of troy ounces of Bullion.

2.8	Access to Records; Inspection Rights: We will permit your officers and properly designated representatives and independent public accountants for the Trust identified by you reasonable access to the records of the Account for the purpose of confirming the content of those records. Upon at least ten days’ prior notice, during our regular banking hours, any such officer or properly designated representative, any independent public accountants for the Trust identified by you and any person designated by any regulatory authority having jurisdiction over you or the Trust will be entitled to examine on our premises the Gold held by us on our premises pursuant to this Agreement and our records regarding the Gold held hereunder at a Sub-Custodian, but only upon receipt from you of properly authorised instructions to that effect. Unless we have received at least ten days’ prior notice and reasonable assurances (in the our sole discretion) that any costs and expenses incurred in connection therewith will be indemnified to us, we shall not be required to move to our premises any Gold held at a Sub-Custodian for purposes of making it available for inspection as provided herein. In addition, we understand that, in connection with the preparation of the financial statements of the Trust that will be filed from time to time with the United States Securities and Exchange Commission, officers of the Sponsor will be required by law or regulation to provide written assurances regarding the reliability of the internal controls used in the preparation of those financials. To the extent that our activities or controls in our capacity as custodian of the Trust assets are relevant to the information presented in the financial statements of the Trust, we will cooperate with the Sponsor and the Trustee to enable the Sponsor to provide the required written assurances referred to above, including (but not limited to) by providing the Sponsor’s and the Trust’s external auditors with any necessary information and reports regarding our internal control over financial reporting as far as such reporting relates to the scope of our duties.

3.	DEPOSITS

3.1	Procedure: You may at any time notify us of your intention to deposit Gold. A deposit must be made (in the manner and accompanied by such documentation as we may require) by:

(a)	(in the case of the Unallocated Account only) transfer from an account relating to Gold and having the same denomination as that to which the Account relates; or

(b)	the delivery of Gold to us at any Vault Location, through any recognised clearing member of the LBMA or COMEX (acting as delivery agent), or as we may otherwise direct, at your expense and risk. All deposits of Gold delivered to us must be in the form of bars which comply with the Rules (including the Rules relating to good delivery and fineness) or in such other form as may be agreed between you and us.

3.2	Notice requirements: Any notice relating to a deposit of Gold must:

(a)	be received by us no later than the time specified in the Procedures unless otherwise agreed;

(b)	in the case of a deposit pursuant to clause 3.1(a), specify the details of the account from which the Gold will be transferred;

(c)	in the case of a deposit pursuant to clause 3.1(b), specify the name of the person or carrier that will deliver the Gold to us at a Vault Location, or as we may direct, and the manner in which the Gold will be packed; and

(d)	specify the amount (in the appropriate denomination) of the Gold to be credited to the Account, the Availability Date, and any other information which we may from time to time require.

3.3	Timing: A deposit of Gold will not be credited to the Account until:

(a)	in the case of a deposit pursuant to clause 3.1(a), an account of ours with any bank, broker or other firm has been credited with an amount equal to the amount of such deposit; and

(b)	in the case of a deposit pursuant to clause 3.1(b), we have received the Gold and verified compliance with the Rules (without prejudice to clause 11.1), weighed it in accordance with LBMA or COMEX practice, as applicable, to confirm that it is the required weight, confirmed all markings, and determined on the basis of a visual inspection that it is not damaged and there is no reason to believe it is not accurately described in the delivery instruction.

3.4	Capacity; Right to refuse Precious Metal or amend procedure: We will use our best efforts to have available the necessary capacity to take delivery of Gold on your behalf at the locations specified in clause 7.4 of this Agreement by parties making such deliveries; for this purpose we are authorised to, at our own risk and expense, move Gold held in the Account from one location to another location otherwise permitted under this Agreement; provided, that we will not be required to take any additional delivery of Gold if, after giving effect to such delivery, the aggregate value of Bullion would exceed U.S.$ 50 billion.

4.	WITHDRAWALS

4.1	Release of Gold: No Gold held in the Account shall be released in any manner whatsoever except upon your written instructions and in accordance with the Procedures. We will deliver Gold by making Gold bars available for collection at our office or at the office of a Sub-Custodian at which the Gold is held. However, we will, upon your order, deliver amounts of up to 430 troy ounces of gold from the Unallocated Account.

4.2	Procedure: You may at any time notify us of your intention to withdraw Gold standing to the credit of the Account. A withdrawal may be made (in the manner and accompanied by such documentation as we may require) by:

(a)	(in the case of the Unallocated Account only) transfer to an account relating to Gold and having the same denomination as that to which the Account relates; or

(b)	the collection of Gold from us at any Vault Location, or at the vault premises of such Sub-Custodian as we may direct, at your expense and risk. Without prejudice to clause 11.1, any Gold made available to you will be in the form of bars which comply with the Rules (including the Rules relating to good delivery and fineness) or in such other form as may be agreed between you and us. We are entitled to select which bars are to be made available to you.

4.3	Notice requirements: Any notice relating to a withdrawal of Gold must:

(a)	be received by us no later than the time set out in the Procedures;

(b)	specify the details of the account to which the Gold is to be transferred or the name of the person or carrier that will collect the Gold from us (as applicable); and

(c)	specify the amount of Gold to be withdrawn from the Allocated Account and the amount (in the appropriate denomination) of any Gold to be debited to the Unallocated Account, the Withdrawal Date, and any other information which we may from time to time require.

4.4	Collection of Bullion: You must collect, or arrange for the collection of Bullion being withdrawn from us or the Sub-Custodian at your expense and risk. We will advise you of the Vault Location from which the Bullion may be collected no later than one Business Day prior to the Withdrawal Date.

5.	INSTRUCTIONS

5.1	Your representatives: Whenever in this Agreement it is provided that we are authorised to act or refrain from acting on instructions, approval or consent of, or notice from, you, we are so authorised to act or refrain from acting only on instructions, approval, consent or notice given in accordance with this clause 5. We are authorised to rely and act upon written instructions signed by an authorised person designated in Schedule 2 (“Authorised Persons”), as amended from time to time by written notice to us. Except where otherwise provided in this Agreement, we are further authorised to rely upon instructions received orally or by any other means which are identified as having been given by an Authorised Person and which conform to any agreement which might be entered between you and us regarding the method of identification or the means of transmission of such instructions, including through eBTS. Any oral instructions shall be promptly confirmed in writing. Until we receive written notice to the contrary, we are entitled to assume that any of Authorised Person has full and unrestricted power to give us instructions on your behalf. We are also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority; provided, that, other than for any instructions transmitted through an authenticated electronic transmission system, if any such person is not an Authorized Person, we will promptly contact you to seek to verify his authority to act on your behalf.

5.2	eBTS: All transfers into and out of the Account(s) shall be made upon receipt of, and in accordance with, instructions given by you to us. Such instructions may be given either:

a. through eBTS, accessible through the JPMorgan Chase Bank website (the “Website”) by you pursuant to the terms of the Website agreement; or b. if, for any reason the Website is not operational, and unless otherwise agreed, any such instruction or communication shall be effective if given by authenticated electronic transmission (including tested telex and SWIFT) or such other electronic messaging system as the parties may from time to time agree.

5.3	Amendments: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. Any such instructions shall have effect only after actual receipt by us.

5.4	Unclear or ambiguous instructions: If, in our opinion, any instructions are unclear or ambiguous, we will use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions but, failing that, we may in our absolute discretion and without any liability on our part, act upon what we believe in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to our satisfaction.

5.5	Refusal to execute: We reserve the right to refuse to execute instructions if in our opinion they are or may be contrary to the Rules or any applicable law.

6.	CONFIDENTIALITY

6.1	Disclosure to others: Subject to clause 6.2, each party shall respect the confidentiality of information acquired under this Agreement and neither will, without the consent of the other, disclose to any other person any information acquired under this Agreement provided that nothing in this Agreement will prevent or condition the filing with the United States Securities and Exchange Commission of a copy of this Agreement in connection with the registration of the public offering of its shares by the Trust.

6.2	Permitted disclosures: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by a government department or agency, fiscal body or regulatory authority, to disclose information acquired under this Agreement. In addition, the disclosure of such information may be required by a party’s auditors, by its legal or other advisors or by a company which is in the same group of companies as a party (eg. a subsidiary or holding company of a party). Each party irrevocably authorises the other to make such disclosures without further reference to such party.

7.	CUSTODY SERVICES

7.1	Appointment: You hereby appoint us to act as custodian of the Bullion in accordance with this Agreement and any Rules which apply to us.

7.2	Segregation of Bullion: We will segregate the Bullion from any precious metal which we own or hold for other customers or which BNYM owns in its own right and we will request Sub-Custodians to segregate the Bullion from any precious metals owned by any of the foregoing.

7.3	Ownership of Bullion: We will identify in our books that the Bullion belongs to you.

7.4	Location of Bullion: The Bullion must be held by us at a Vault Location or at the vaults of any Sub-Custodian in [England, United States, or Canada], unless otherwise agreed between you and us (with the Sponsor’s approval).

7.5	Minimization of Gold held in Unallocated Account: We will take reasonable steps to minimise the amount of Gold held in the Unallocated Account in accordance with the terms of this clause. We will take reasonable steps to allocate bars of Bullion to the Allocated Account in substitution for holdings of an equivalent denomination in the Unallocated Account on Business Days such that no more than 430 troy ounces of Gold is held in the Unallocated Account at the close of each Business Day.

7.6	Charges; Liens: The Bullion and Gold held in Unallocated Account shall not be subject to any right, charge, security interest, lien or claim of any kind in favour of us, any Sub-Custodian or any creditor of any of them, except a lien for payment for the safe custody and administration of the Bullion or Gold held in Unallocated Account. We shall not loan, hypothecate, pledge or otherwise encumber any Bullion or Gold held in Unallocated Account absent your written instructions.

7.7	Insurance: We undertake that we maintain insurance in support of our custodial obligations under this Agreement including covering any loss of Gold. Evidence of such insurance coverage is available upon request. In the event that we elect to reduce, cancel or not to renew such insurance, we will give you prior written notice as follows: in the case of a reduction, we will endeavour to provide such notice at least 30 days prior to the effective date of the reduction; and in the event of a cancellation or expiration of the insurance without renewal we will provide such notice at least 30 days prior to the last day of insurance coverage. You acknowledge that any such insurance is held for our benefit and not for the benefit of you or the Trust, and that notwithstanding clause 11.6 you may not submit any claim under the terms of such insurance.

7.8	Notice of Changes: We will notify you promptly in writing if we become aware that (i) we receive notice of any claim against the Account other than a claim for payment of safe custody or administration permitted by this Agreement; (ii) we otherwise fail to comply with any of the provisions of this Agreement; or (iii) any of our representations and warranties in clause 9 shall cease to be true and correct.

7.9	Other Information: We will provide to you (i) our most recent audited financial statements promptly after such statements are prepared; (ii) a copy of any reports obtained by us on the accounting system and internal accounting controls and procedures used by any Sub-Custodian at which any Gold is held; (iii) information regarding market policies and procedures, the local law applicable to our activities, and the overall regulatory and economic environment in which we operate; and (iv) the names and addresses of the governmental agencies or regulatory authorities which supervise or regulate us and any Sub-Custodian with which Gold has been deposited pursuant to this Agreement.

7.10	Purchases of Gold by us: When requested by you on any Business Day on which Gold held by the Trust is evaluated, we will purchase from you, for cash and for same day settlement, the amount of Gold that you specify as necessary to pay the expenses of the Trust at a price per troy ounce equal to the price used by you for the evaluation of the Trust’s Gold on such date. We will pay to you or to your order the proceeds of each purchase of Gold made under this clause when requested by you or otherwise on the first Business Day following the end of the month in which the transaction occurred.

8.	SUB-CUSTODIANS AND AGENTS

8.1	Sub-Custodians: We may appoint Sub-Custodians to perform any of our duties under this Agreement including the custody and safekeeping of Bullion. We will use reasonable care in the appointment of any Sub-Custodian. Gold held by a Sub-Custodian shall be kept in our account at such Sub-Custodian, and we will separately identify on our books Gold that is so held on your behalf. Our account with each such Sub-Custodian will be subject only to our instructions. Any Sub-Custodian will be a member of the LBMA.

8.2	Liability for Sub-Custodians: Our use of Sub-Custodians shall be without prejudice to our obligations and liabilities under this Agreement.

8.3	Notice: We will provide you on request with the name and address of any Sub-Custodian of Bullion along with any other information which you may reasonably require concerning the appointment of a Sub-Custodian.

8.4	Monitoring: We will monitor the conduct of each Sub-Custodian, and promptly advise you of any difficulties or problems (financial, operational or otherwise) existing with respect to such Sub-Custodian of which we are aware and will take appropriate and lawful action to protect and safekeep your Gold deposited with such Sub-Custodian, including to the extent feasible, the withdrawal of such Gold from such Sub-Custodian.

8.5	Access and Inspection: We will not entrust Gold held in the Account to any Sub-Custodian unless that Sub-Custodian grants rights of access and inspection to records and Gold that are similar to those granted by us under this Agreement.

8.6	Use of Agents: We may in our discretion use agents in connection with handling transactions under this Agreement, provided that any such use shall not relieve us of any of our responsibilities or liabilities hereunder.

9.	REPRESENTATIONS

9.1	Your representations: You represent and warrant to us that:

(a)	the Trust is and will remain duly constituted with all necessary authority, powers, consents, licences and authorisations and all necessary action has been taken to enable it to engage in the transactions provided for under this Agreement;

(b)	you are and will remain duly appointed as trustee of the Trust and have and will have unencumbered legal title to the assets of the Trust at all times;

(c)	you have all necessary authority, powers, consents, licences and authorisations and have taken all necessary action to enable you lawfully to enter into and perform your duties and obligations under this Agreement;

(d)	the persons entering into this Agreement on your behalf have been duly authorised to do so; and

(e)	this Agreement and the obligations created under it are binding upon you and enforceable against you in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which you are bound.

You undertake to notify us in the event that any of the statements set out in the sub-clauses ceases to be true.

9.2	Our representations: We represent and warrant to you that:

(a)	We are a bank, duly organized under the laws of our country of organization as set forth above, and are regulated as such by that country’s government or an agency thereof;

(b)	this Agreement has been duly authorized, executed and delivered on our behalf and constitutes our legal, valid and binding obligation;

(c)	we are, and will continue to be during the term of this Agreement, a member of the LBMA;

(d)	we have, and shall maintain during the term of this Agreement, at least the minimum amount of capital required to operate an approved depository in which gold may be stored for delivery on gold futures traded on COMEX;

(e)	the execution, delivery and performance of this Agreement by us do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained; and

(f)	Gold substituted by us under clause 2.7 has a fine weight at least equal to the fine weight of the Bullion for which it is substituted.

10.	FEES AND EXPENSES

10.1	Fees: Our fees will be paid in accordance with the fee agreement which has been executed by the parties hereto and BlackRock Asset Management International Inc. (the “Sponsor”), as that agreement may be amended from time to time by the parties to it in accordance with its terms. Details of charges (including charges with respect to the use of the eBTS Website, if any, transfer clearing charges and storage charges) will be advised to you by us in writing from time to time.

10.2	Credit balances: No interest or other amount will be paid by us on any credit balance on the Unallocated Account.

10.3	Debit balances: You are not entitled to overdraw the Unallocated Account except to the extent that there is equivalent Bullion. If for any reason the Unallocated Account is overdrawn beyond 430 troy ounces, we may at our sole discretion and without any further consent from you transfer equivalent Bullion from the Allocated Account in satisfaction of such debit balance.

11.	SCOPE OF RESPONSIBILITY

11.1	Disclaimer of liability: You understand and agree that we will not know, except as provided in clause 3.3(b), will not have any duty to determine and, except as provided in clause 9.2(d), in making any report required under this Agreement, will not be considered to be making any representation or warranty as to whether in fact the Gold deposited with us contains the amount of pure gold indicated on the bars. Except for Gold deposited by us in substitution for other Gold held in the Account under clause 2.7, WE DISCLAIM ALL LIABILITY FOR THE GENUINENESS AND FINENESS OF GOLD DEPOSITED WITH US UNDER THIS AGREEMENT.

11.2	Exclusion of liability: We will use reasonable care in the performance of our duties under this Agreement and without prejudice to clause 11.1 will only be responsible for any loss or damage suffered by you as a direct result of any negligence, fraud or wilful default on our part in the performance of our duties, and in which case our liability will not exceed the aggregate of the market value of the Bullion and the balance of the Unallocated Account at the time of such negligence, fraud or wilful default.

11.3	Force majeure: Neither we, nor any of our directors, employees, agents or affiliates shall incur any liability to you if, by reason of any provision of any present or future law or regulation of the United Kingdom or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond our control, we are prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, or are delayed in, doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed and accordingly we do not do that thing or do that thing at a later time than would otherwise be required.

11.4	Indemnity in favour of us: You shall indemnify and keep us indemnified (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses (including but not limited to reasonable legal fees and expenses) (“Losses”) which we may suffer or incur directly in connection with this Agreement except to the extent that such Losses are due directly to our negligence, wilful default or fraud.

11.5	Indemnity in favour of you: We shall be liable for and shall indemnify you for, and hold you harmless from, any Losses incurred by you (individually or in your capacity as trustee) directly relating to or arising from any breach of our representations and warranties contained in this Agreement, any failure by us to act or refrain from acting in accordance with instructions under clause 5 from you, or any physical loss, destruction or damage to the Bullion, except, in each case, for Losses arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government or public authority, act of God or a similar cause that is beyond our control, provided that our liability under this clause shall be limited to the value of Gold under custody at the time of the act or omission giving rise to the claim under this clause. You will notify us promptly of any proceeding or claim for which you may seek indemnity, and we shall cooperate fully with you with respect to any such proceeding or claim. Any deposit of Gold held in the Account with a Sub-Custodian pursuant to Section 8 hereof shall not affect our responsibilities or liabilities or in any way limit or relieve us of our responsibilities or liabilities under this Section 11, and we shall remain fully liable with respect to such Gold as if we had retained physical possession of it.

11.6	Subrogation: You and the Trust will be subrogated to us with respect to any claim against a Sub-Custodian or any other person for any loss or damage suffered by you or the Trust if and to the extent that you and the Trust have not been made whole for such loss or damage, and we hereby assign all such rights to you. Your exercise of the rights granted in this clause shall not affect our liabilities under the preceding provisions of this clause 11.

11.7	Exculpation in respect of offer document: We and our officers, directors, employees, agents and sub-custodians shall not be responsible or liable in any manner for any recitals, statements, representations or warranties made by any person other than us under or in connection with the establishment of, or sale of interests in, the Trust, including without limitation any offer document, prospectus, filings, marketing documentation or other documentation relating thereto.

12.	TERMINATION

12.1	Method: Either party may terminate this Agreement by giving not less than 60 Business Days written notice to the other party, provided that we may terminate this Agreement immediately on written notice in the event that any of the statements set out in clause 9.1(a)-(e) become untrue, and you may terminate this Agreement immediately on written notice following an event specified in clause 7.8 provided that clause 11 shall survive termination of this Agreement. Any such notice given by you must specify:

(a)	the date on which the termination will take effect (the “Termination Date”);

(b)	the person to whom any Bullion and any credit balance on the Unallocated Account is to be transferred; and

(c)	all other necessary arrangements for the transfer or repayment, as the case may be, of any Account Balance.

12.2	Redelivery arrangements: If you do not make arrangements acceptable to us for the transfer or repayment of any Bullion or credit balance in the Unallocated Account we may continue to store the Bullion or maintain that Unallocated Account (as the case may be), in which case we will continue to charge the Fees payable under clause 10. If you have not made arrangements acceptable to us for the redelivery of the Bullion or transfer or repayment of any credit balance in the Unallocated Account (as the case may be) within 6 months of the date specified in the termination notice as the date on which the termination will take effect, we will be entitled to close the Account, sell the Bullion and close the Unallocated Account and account to you for the proceeds after deducting any amounts due to us under this Agreement.

12.3	Existing rights: Termination shall not affect rights and obligations then outstanding under this Agreement which shall continue to be governed by this Agreement until all obligations have been fully performed.

12.4	eBTS: Effective the Termination Date the use of the Website will automatically be terminated and no further access to the Website will be permitted.

13.	VALUE ADDED TAX

13.1	VAT included: All sums payable or other consideration provided to us by you or the Sponsor in connection with this Agreement (including, without limitation, pursuant to the fee agreement referred to in clause 10.1) are inclusive of any VAT which is or becomes chargeable on the supply or supplies for which such sums or other consideration (or any part thereof) are the whole or part of the consideration for VAT purposes and section 89 of VATA shall not apply to affect the amount of such sums or value of such other consideration.

13.2	Supplies of Gold: Notwithstanding clause 13.1, where, pursuant to or in connection with this Agreement:

(a) (i)	you instruct us in writing to remove any Gold from the black box; and

(ii)	we, or any Sub-Custodian for us, are required to account to Customs for any VAT in respect of such removal,

you shall pay to us a sum equal to the amount of such VAT, such payment to be made within 5 Business Days of receipt by you of a valid VAT invoice (or a copy of such invoice where the original of the same has been issued to the person to whom you instructed us to deliver the relevant Gold).

(b) you or any other person makes a supply to us for VAT purposes and VAT is or becomes chargeable on such supply, we shall, within 5 Business Days of receipt of a valid VAT invoice in respect of such supply, pay to you a sum equal to the amount of such VAT, save to the extent that we (acting reasonably and in good faith) are not entitled to credit or repayment in respect of such VAT from Customs.

In this clause 13.2 the terms “remove” (and any derivation thereof) and “black box” to be construed in accordance with the HMRC Agreement.

14.	NOTICES AND RECORD-KEEPING

14.1	Form: A notice or other communication under or in connection with this Agreement may be given orally unless required in writing under this Agreement. References to writing includes an electronic transmission.

14.2	Method of transmission: Any notice or other communication required to be in writing may be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), authenticated electronic transmission (including telex, fax and SWIFT) or such other electronic transmission as the parties may from time to time agree, to the party due to receive the notice or communication, at its address, number or destination set out in this Agreement or another address, number or destination specified by that party by written notice to the other.

14.3	Deemed receipt on notice: A notice or other communication under or in connection with this Agreement will be deemed received only if actually received or delivered.

14.4	Recording of calls: We may record telephone conversations without use of a warning tone. Such recordings will be our sole property and accepted by you as evidence of the orders or instructions given; provided that in case of any dispute or disagreement regarding any conversation so recorded we will promptly share the recordings with you and your representatives; and provided further, that we will have no obligations to retain any such recordings prior to becoming aware of any such dispute or disagreement.

14.5	Records: We will maintain adequate records identifying the Gold as belonging to you. Such records shall include, with respect to the Account:

(a)	journals or other records of original entry containing an itemised daily record in detail of all receipts and deliveries of Gold (including adequate information to uniquely identify each bar of Gold received in or delivered from the Allocated Account and the person from whom each bar was delivered; and

(b)	ledgers (or other records) reflecting:

(i)	Gold in our physical possession, or held by any Sub-Custodian; and

(ii)	Gold held in the Unallocated Account and allocations made daily in respect thereof, as provided in Section 7.5; and

(iii)	such other books and records as you may reasonably request.

14.6	Annual Certificate: We will deliver annually to you and more frequently if requested by you, a certificate dated the date of delivery, certifying that we have, since the date of this Agreement or the date of the preceding such certificate, complied with the terms and conditions of this Agreement and that our representations and warranties in clause 9 of this Agreement continue to be true and correct.

15.	GENERAL

15.1	No advice: Our duties and obligations under this Agreement do not include providing you with investment advice. In asking us to open and maintain the Account, you do so in reliance upon your own judgement and we shall not owe to you any duty to exercise any judgement on your behalf as to the merits or suitability of any deposits into, or withdrawals from, an Account.

15.2	Assignment: This agreement is for the benefit of and binding upon us both and our respective successors and assigns. You may not assign, transfer or encumber, or purport to assign, transfer or encumber, your right, title or interest in relation to any Account or any right or obligation under this Agreement or any part of any of the foregoing unless we otherwise agree in writing.

15.3	Amendments: Any amendment to this Agreement must be agreed in writing and be signed by us both. Any amendment affecting the rights of the Sponsor under this Agreement shall require written consent of the Sponsor. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

15.4	Partial invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

15.5	Entire agreement: This document represents the entire agreement, and supersedes any previous agreements between you and us relating to the subject matter of this Agreement.

15.6	Joint and several liability: If there is more than one of you, your responsibilities under this Agreement apply to each of you individually as well as jointly.

15.7	Counterparts: This agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

15.8	Contracts (Rights of Third Parties) Act 1999: Other than the Sponsor, a person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties Act) 1999.

15.9	Legal opinion: We will furnish to you an opinion of counsel acceptable to you addressed to you and dated the date hereof to the effect that:

(a)	our execution, delivery and performance of this Agreement have been duly authorized by us and do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body; and

(b)	this Agreement has been duly executed and delivered by us and constitutes our legal, valid and binding obligation, enforceable in accordance with its terms subject to principles of equity.

16.	PROCEDURES

The provisions of the Procedures are hereby incorporated into and made a part of this Agreement, subject to clause 2.4. You and we agree to comply with the Procedures. You, with the prior written consent of the Sponsor, may modify the Procedures from time to time upon reasonable advance notice and, if the modifications relate to our duties, after consultation with us.

17.	GOVERNING LAW AND JURISDICTION

17.1	Governing law: This agreement is governed by, and will be construed in accordance with, English law.

17.2	Jurisdiction

The English courts have non-exclusive jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and, for these purposes you irrevocably submit to the jurisdiction of the English courts.

17.3	Waiver of immunity: To the extent that you may in any jurisdiction claim for yourself or your assets any immunity from suit, judgement, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity to which you would otherwise be entitled (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

17.4	Service of process: If you are situated outside England and Wales, process by which any proceedings in England are begun may be served on you by being delivered to the address specified below. This does not affect our right to serve process in another manner permitted by law.

Address for service of process :

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

Signed on behalf of

JPMorgan Chase Bank N.A., London Branch

by

Signature:	/s/ A.C. Lovell

Name:	Andrew Lovell

Title:	Vice President

Bank of New York Mellon solely in its capacity as trustee of iShares® COMEX® Gold Trust by

Signature:	/s/ Andrew Pfeifer

Name:	Andrew Pfeifer

Title:	Vice President

Schedule 1

Procedures

CONFORMED COPY

iShares COMEX Gold Trust

Creation and Redemption Procedures

Dated as of January 19, 2005

-i-

iSHARES COMEX GOLD TRUST

CREATION AND REDEMPTION PROCEDURES

adopted by the Sponsor and the Trustee (each as defined below) as of January 19, 2005

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For purposes of these Procedures, unless the context otherwise requires, the following terms will have the following meanings:

“Authorized Participant” shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.

“Authorized Participant Agreement” shall mean the Authorized Participant Agreement to which these Procedures are attached as Schedule 1.

“Authorized Representative” shall mean, with respect to an Authorized Participant, each individual who, pursuant to the provisions of the Authorized Participant Agreement between such Authorized Participant and the Trustee, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Purchase Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Trustee for use in any communications regarding Purchase or Redemption Orders on behalf of such Authorized Participant.

“Basket” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Basket Gold Amount” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Business Day” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“COMEX” means Commodity Exchange, Inc., a subsidiary of New York Mercantile Exchange, Inc.

“COMEX Relevant Price” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Creation” means the process that begins when an Authorized Participant first indicates to the Trustee its intention to purchase one or more Baskets pursuant to these Procedures and concludes with the issuance by the Trustee and Delivery to such Authorized Participant of the corresponding number of iShares.

“Creation and Redemption Line” shall mean a telephone number designated as such by the Trustee and communicated to each Authorized Participant in compliance with the notice provisions of the respective Authorized Participant Agreement.

“Custodial Account” shall mean the account established by the Trustee with the Custodian pursuant to the Custodian Agreement.

“Custodian Day” shall mean a day on which the facilities at which a Delivery of Gold is to take place to or by the Custodian on behalf of the Trust are open for business.

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“Custodian” shall mean The Bank of Nova Scotia, a bank organized under the laws of Canada, in its capacity as custodian under the Custodian Agreement, and any successor thereto or additional custodian appointed in compliance with the provisions of the Trust Agreement and the Custodian Agreement.

“Custodian Agreement” shall mean the Custodian Agreement dated as of January 19, 2005 by and between the Trustee and the Custodian.

“Delivery” shall mean a delivery of Gold or Shares, as applicable, in each case effected according to the definition of “Deliver” in Section 1.1 of the Trust Agreement.

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“Fine Ounces” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Gold” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“iShares” shall mean shares issued by the Trustee representing fractional, undivided interests in the net assets of the Trust.

“Initial Creation” shall mean the initial creation of iShares pursuant to the provisions of Section 2.01.

“Order Cut-Off Time” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Order Date” shall have, (i) with respect to a Purchase Order, the meaning ascribed to the term in Section 2.3 of the Trust Agreement; and (ii) with respect to a Redemption Order, the meaning ascribed to the term in Section 2.6 of the Trust Agreement.

“Purchase Order” shall mean an order to purchase one or more Baskets in the form attached hereto as Annex I.

“Redemption Order” shall mean an order to redeem one or more Baskets in the form attached hereto as Annex II.

“Sponsor” shall mean Barclays Global Investors, N.A., a national banking association, in its capacity as sponsor under the Trust Agreement.

“Trustee” shall mean The Bank of New York, a New York banking corporation, in its capacity as Trustee under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“Trust” shall mean the iShares COMEX Gold Trust, a trust governed by the provisions of the Trust Agreement.

“Trust Agreement” shall mean the Depositary Trust Agreement dated as of January 19, 2005 among the Trustee, the Sponsor, all owners and beneficial owners from time to time of iShares and all depositors.

“Unallocated Basis” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

Section 1.02. Interpretation. In these Procedures:

Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

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The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

Section 1.03. Conflicts. In case of conflict between any provision of these Procedures and the terms of the Trust Agreement, the terms of the Trust Agreement shall control.

ARTICLE II

CREATION PROCEDURES

Section 2.01. Initial Creation of iShares. The initial creation of iShares will take place in compliance with such procedures as the Trustee, the Sponsor and the initial Depositor may agree.

Section 2.02. Subsequent Creation of iShares. After the Initial Creation, the issuance and Delivery of iShares shall take place only in integral numbers of Baskets in compliance with the following rules:

a. Authorized Participants wishing to acquire from the Trustee one or more Baskets shall place a Purchase Order with the Trustee no later than 4:00 p.m. (New York time) on any Business Day; provided, however, that only Purchase Orders received by the Trustee prior to the Order Cut-Off Time on a Business Day on which a COMEX Relevant Price is announced shall have such Business Day as the Order Date. Purchase Orders received by the Trustee on or after the Order Cut-Off Time on a Business Day, or on a Business Day on which COMEX does not announce a COMEX Relevant Price, shall be considered received at the opening of business on the next Business Day on which a COMEX Relevant Price is announced and shall have as their Order Date such next Business Day.

b. For purposes of paragraph “a” above, a Purchase Order shall be deemed “received” by the Trustee only when each of the following has occurred:

(i) An Authorized Representative shall have placed a telephone call to the Trustee’s Creation and Redemption Line informing the Trustee that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets, and the location or locations where the Authorized Participant intends to make Delivery of the Basket Gold Amount corresponding to each Basket (such locations to be limited to those where, in compliance with the Custodian Agreement, the Custodian is authorized to hold Gold on behalf of the Trust).

(ii) Within one hour following such telephone call, the Trustee shall have received, via facsimile or electronic mail message, a duly completed, irrevocable Purchase Order executed by an Authorized Representative of such Authorized Participant.

c. The Trustee will ask the Custodian to confirm whether delivery can be made at the locations indicated by the Authorized Participant. The Custodian shall have no obligation to take delivery

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if the Custodian confirms to the Trustee that it cannot take delivery because of lack of capacity. For purposes of the foregoing sentence, there will be a lack of capacity if, after giving effect to the proposed delivery, the amount of Gold held at the relevant location would exceed: (i) the maximum amount of Gold that can be physically stored in vaults available to the Custodian at such location or, in the case of Gold held for the Custodian at The Bank of England, the maximum amount of Gold belonging to the Trust that the Custodian has agreed to accept at that facility; and (ii) the maximum amount of gold that can be physically accepted on a given date at vaults available to the Custodian in the relevant location. The Custodian will also be deemed to lack “capacity” to accept additional Gold if, after giving effect to a new delivery, the value of Gold held in the Custodial Account would exceed $2 billion.

d. Before accepting a Purchase Order, the Trustee shall make sure that there exists at least one location at which the Authorized Participant is willing to Deliver, and the Custodian is capable of accepting, the requisite amount of Gold in connection with such Purchase Order. Should the Trustee elect to accept the Purchase Order, it shall communicate its decision by sending to the Authorized Participant (with copies to the Custodian at the offices of the Custodian in New York and at each location at which the Authorized Participant will be expected to Deliver Gold pursuant to “c” above), via facsimile or electronic mail message, no later than 5:00 p.m. (New York time) on the Order Date for such Purchase Order a copy of the corresponding Purchase Order endorsed “Accepted” by the Trustee and indicating the Basket Gold Amount that the Authorized Participant shall Deliver to the Custodian in respect of each Basket. Prior to the transmission of the Trustee’s acceptance as specified above, a Purchase Order will only represent the Authorized Participant’s unilateral offer to deposit Gold in exchange for Baskets of iShares and will have no binding effect upon the Trust, the Trustee, the Custodian or any other party.

e. Unless waived by the Trustee, the Authorized Participant will be responsible for the cost of transportation of Gold to the location where it is to be Delivered, as well as for the cost of transportation of any Gold that has to be removed from a location at which the Authorized Participant wishes to make Delivery in order to make capacity available for such Delivery at such location. The Basket Gold Amount corresponding to each Basket must be delivered at the locations specified by the Custodian. If the location so specified by the Custodian is not The Bank of England, delivery of the Basket Gold Amount must be made no later than 11:30 a.m. (local time at the place of Delivery) on the first Custodian Day following the Order Date. If the location so specified by the Custodian is The Bank of England, delivery of the Basket Gold Amount must be made no later than 11:30 a.m. (London time) on the third Custodian Day following the Order Date. If the location specified by the Custodian is not The Bank of England, delivery may be made for deposit either in the Trustee’s Custodial Account or in an account of the Authorized Participant with the Custodian. If the location specified by the Custodian is The Bank of England, delivery must be for deposit in the Custodian’s account at The Bank of England. If delivery is made for deposit in the Authorized Participant’s account with the Custodian, it will be accompanied by an irrevocable order to the Custodian authorizing the transfer of the Gold so delivered to the Trustee’s Custodial Account against the delivery by the Trustee of the corresponding number of iShares as provided in paragraph “h” or “i” below, as applicable. The Authorized Participant shall contact the Custodian to obtain information regarding the location of the facilities where Delivery shall take place. The Custodian shall take all necessary measures to ensure that the facilities at which Delivery is to take place in respect of a Purchase Order are prepared to take such Delivery no later than 11:30 a.m. (local time at the place of Delivery) on the first Custodian Day following the applicable Order Date.

f. Gold shall be Delivered to the Custodian in the form of Gold bars only and must be accompanied by the corresponding bar list; provided, that an amount of Gold not exceeding 430 Ounces may be Delivered to the Custodian on an Unallocated Basis. Gold that has been Delivered to the Custodian no later than 11:30 a.m. (local time at the place of Delivery) on a Custodian Day shall be allocated by the Custodian to the Trustee’s Custodial Account no later than 9:00 a.m. (New York time) (A) on the date of such Delivery, in the case of Gold delivered to the Custodian’s account at The Bank of

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England, (B) on the second Custodian Day following the date of such Delivery, provided that it does not exceed (i) in the case of Gold already in the possession of the Custodian prior to such Delivery, 500,000 Fine Ounces, and (ii) in the case of Gold that was not in the possession of the Custodian prior to such Delivery, 50,000 Fine Ounces, or (C) on the fourth Custodian Day following the date of such Delivery, in the case of more than 50,000, but less than 100,000, Fine Ounces of Gold that was not in the possession of the Custodian prior to such Delivery. In all other cases Gold Delivered to the Custodian shall be allocated by the Custodian to the Trustee’s Custodial Account as soon as practicable.

g. The Custodian shall allocate Gold to the Trustee’s Custodial Account by (i) making entries in the Custodian’s books and records to identify such Gold as being held for the Trust, it being understood that such entries shall identify each bar of Gold so allocated by refiner, assay, serial number and gross and fine weight; (ii) physically segregating from Gold held by the Custodian for its own account or on behalf of other clients the Gold so allocated to the Trustee’s Custodial Account; and (iii) sending to the Trustee, via signed facsimile and electronic mail message, a written confirmation of the allocation, including the identification of the bars allocated as described above; provided, however, that in the case of Gold delivered to The Bank of England for credit to the Custodian’s account, for as long as such Gold remains in the possession of The Bank of England, the allocation of such Gold to the Custodial Account shall only require the book entries referred to in clause (i) above, and upon the completion of such entries such Gold, although held by The Bank of England in the Custodian’s account, will be the absolute property of the Trust. Any Gold received by the Custodian on an Unallocated Basis in compliance with the provisions of paragraph “f” above, shall be transferred to the Trustee’s Custodial Account by the Custodian.

h. On the third Custodian Day following the Order Date corresponding to a Purchase Order, or on such earlier date as the Trustee in its discretion may agree, the Trustee shall issue the aggregate number of iShares corresponding to the Baskets ordered by the Authorized Participant and Deliver them, by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order, provided that, by 9:00 a.m. (New York time) on the date such issuance and Delivery is to take place:

(i) the Custodian shall have reported in writing to the Trustee that:

(a) in the case of Gold delivered by the Authorized Participant at a facility other than The Bank of England (or, if delivered at The Bank of England, which has since been transferred to another facility), it has reviewed the bar list and the Gold received from the Authorized Participant to assure that the Gold matches the description in the bar list in terms of weight, fineness, refiner’s marks and bar numbers and that, based on that review and on such further examination as the Custodian customarily performs in respect of gold purchased for its own account, the Gold deposited by the Authorized Participant in respect to such Purchase Order (A) complies with (1) the “Good Delivery” Rules of the London Bullion Market Association, and/or (2) the specifications for delivery in settlement of a COMEX gold futures contract, and/or (3) such other standards as the Custodian and the Trustee, with the approval of the Sponsor, may have adopted; and (B) is held by the Custodian on behalf of the Trust in allocated form (except for amounts not to exceed in the aggregate 430 Fine Ounces); or

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(b) in the case of Gold delivered by the Authorized Participant at The Bank of England (and which remains in the custody of The Bank of England), for credit to the Custodian’s account thereat, it has received confirmation of such delivery from The Bank of England and has recorded in the Custodian’s books the ownership of such Gold as belonging to the Trust; and

(ii) the Trustee shall have received from the Authorized Participant a per order transaction fee in the amount of US$2,000.00; and

(iii) any other conditions to the issuance under the Trust Agreement shall have been satisfied.

i. In all other cases, the Trustee shall issue the aggregate number of iShares corresponding to the Baskets ordered by the Authorized Participant and Deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order on the Business Day following the date on which the conditions set forth in clauses (i) to (iii) of paragraph “h” above shall have been met.

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ARTICLE III

REDEMPTION PROCEDURES

Section 3.01.    Redemption of iShares. Redemption of iShares shall take place only in integral numbers of Baskets in compliance with the following rules:

a. Authorized Participants wishing to redeem one or more Baskets shall place a Redemption Order with the Trustee no later than 4:00 p.m. (New York time) on any Business Day; provided, however, that only Redemption Orders received by the Trustee prior to the Order Cut-Off Time on a Business Day on which a COMEX Relevant Price is announced shall have such Business Day as the Order Date. Redemption Orders received by the Trustee on or after the Order Cut-Off Time on any Business Day, or on a Business Day on which COMEX does not announce a COMEX Relevant Price, shall be considered received at the opening of business on the next Business Day on which a COMEX Relevant Price is announced and shall have as their Order Date such next Business Day.

b. For purposes of paragraph “a” above, a Redemption Order shall be deemed “received” by the Trustee only when each of the following has occurred:

(i) An Authorized Representative shall have placed a telephone call to the Trustee’s Creation and Redemption Line informing the Trustee that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets.

(ii) Within one hour following such telephone call, the Trustee shall have received, via facsimile or electronic mail message, a duly completed, irrevocable Redemption Order executed by an Authorized Representative of such Authorized Participant.

c. Should the Trustee elect to accept such Redemption Order, it shall communicate its decision to the Authorized Participant by sending to the Authorized Participant (with copy to the Custodian), via facsimile or electronic mail message, no later than 5:00 p.m. (New York time) on the Order Date for such Redemption Order a copy of the corresponding Redemption Order endorsed “Accepted” by the Trustee and indicating the Gold Basket Amount that the Custodian shall Deliver to the Authorized Participant in respect of each Basket being redeemed.

d. Unless otherwise agreed to by the Custodian, Gold will be Delivered by the Custodian in the form of Gold bars only; provided, that an amount of Gold not exceeding 430 Ounces may be Delivered by the Custodian on an Unallocated Basis. While a redeeming Authorized Participant will be entitled to express a preference as to the city or facility where it would like to have the Gold Basket Amount delivered, the Trustee, in consultation with the Custodian and taking into account the best interests of the Trust and the Owners, will have final authority to decide where such delivery will take place. The Custodian shall inform via electronic mail message or facsimile sent to an Authorized Person of the redeeming Authorized Participant no later than 11:00 a.m. (New York time) on the first Custodian Day following the Order Date of such Redemption Order the exact location(s) where Delivery will be made, and the amount of Gold to be Delivered to the Authorized Participant at each such location.

e. Provided that (1) a Redemption Order does not require Delivery by the Custodian of more than 500,000 Fine Ounces of Gold that, following such Delivery, will continue to be held at the Custodian, or more than 50,000 Fine Ounces of Gold that will not be held at the Custodian following such Delivery, and (2) by 9:00 a.m. (New York time) on the third Custodian Day following the Order Date of a Redemption Order, the Trustee shall have confirmed in writing to the Custodian that:

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(i) the Authorized Participant has Delivered to the Trustee’s account at DTC the total number of iShares to be redeemed by such Authorized Participant pursuant to such Redemption Order;

(ii) the Trustee has received a per order transaction fee of US$2,000.00; and

(iii) any other conditions to the redemption under the Trust Agreement have been satisfied,

the Custodian will, as applicable, on such day, at the locations and in the amounts specified in the communication sent in compliance with paragraph “d” above, either: (A) effect physical Delivery to such Authorized Participant of the corresponding amounts of Gold which complies with (1) the “Good Delivery” Rules of the London Bullion Market Association, and/or (2) the specifications for delivery in settlement of a COMEX gold futures contract, and/or (3) such other standards as the Custodian and the Trustee, with the approval of the Sponsor, may have adopted; or (B) credit the account indicated by the redeeming Authorized Participant in its Redemption Order. Having made such Delivery, the Custodian will send written confirmation thereof to the Trustee who will then cancel the iShares so redeemed.

f. If a Redemption Order requires Delivery by the Custodian of between 50,000 and 100,000 Fine Ounces of Gold that will not be held at the Custodian following such Delivery, the Custodian, following receipt of written confirmation from the Trustee as described in clauses “i” to “iii” of paragraph “e” above, will make such Delivery on the fourth Custodian Day following the Order Date of such Redemption Order.

g. In all other cases, Delivery must be completed by the Custodian as soon as, in the reasonable judgment of the Custodian, it is practicable following receipt of written confirmation from the Trustee as described in clauses “i” to “iii” of paragraph “e” above.

h. The foregoing provisions notwithstanding, the Custodian shall not be liable for any failure or delay in making Delivery of Gold in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority or act of God, or a similar cause that is beyond the Custodian’s control. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues.

i. In the event that, by 9:00 a.m. (New York time) on the third Custodian Day following the Order Date of a Redemption Order governed by paragraph “e” above, or on the fourth Custodian Day following the Order Date of a Redemption Order governed by paragraph “f” above, Trustee’s account at DTC shall not have been credited with the total number of iShares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order, the Trustee will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the respective Authorized Participant and the Custodian.

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IN WITNESS WHEREOF, the Sponsor and the Trustee have executed these Creation and Redemption Procedures as of the date set forth above.

THE BANK OF NEW YORK, in its capacity as

Trustee of the iShares COMEX Gold Trust,

By:	/S/ ALFRED L. IRVING
Name: Alfred L. Irving Title: Vice-President

BARCLAYS GLOBAL INVESTORS, N.A., in

its capacity as Sponsor

By:	/S/ MICHAEL LATHAM	By:	/S/ GREGORY A. FRIEDMAN
	Name: Michael Latham Title: Managing Director		Name: Gregory A. Friedman Title: Principal

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ANNEX I TO CREATION AND REDEMPTION PROCEDURES

PURCHASE ORDER

Authorized Participant:

Date:

PIN:

Number of fine ounces of gold to be delivered:                    -------------------------

Location(s) where gold will be delivered:

Number of Baskets to be Issued:                    -----------------------

Additional information required for issuance of iShares:

This Purchase Order is subject to the terms and conditions of the Depositary Trust Agreement of the iShares COMEX Gold Trust as currently in effect and the Authorized Participant Agreement among the Authorized Participant, the Trustee and the Sponsor named therein. All representations and warranties of the Authorized Participant set forth in Section 3.2 of the Depositary Trust Agreement and in the Authorized Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Representative under the Authorized Participant Agreement and that he/she is authorized to deliver this Purchase Order to the Trustee on behalf of the Authorized Participant.

Date:	By:
Name: Title:

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ANNEX II TO CREATION AND REDEMPTION PROCEDURES

REDEMPTION ORDER

Authorized Participant:

Date:

PIN:

Number of iShares to be redeemed:                    ---------------------------

Additional information required for delivery of the Trust Property:

This Redemption Order is subject to the terms and conditions of the Depositary Trust Agreement of the iShares COMEX Gold Trust as currently in effect and the Authorized Participant Agreement among the Authorized Participant, the Trustee and the Sponsor named therein. All representations and warranties of the Authorized Participant set forth in the Authorized Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Representative under the Authorized Participant Agreement and that he/she is authorized to deliver this Redemption Order to the Trustee on behalf of the Authorized Participant.

Date:	By:
Name: Title:

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